NEWS RELEASE

LivaNova Reports Second Quarter 2017 Results

London, August 9, 2017 – LivaNova PLC (NASDAQ:LIVN) (“LivaNova” or the “Company”), a market-leading medical technology and innovation company, today reported results for the quarter ended June 30, 2017.

For the second quarter of 2017, worldwide sales were $321.4 million, an increase of 0.1 percent on a reported basis and an increase of 1.4 percent on a constant currency basis, as compared to the same quarter of the previous year. On the basis of U.S. Generally Accepted Accounting Principles (GAAP), second quarter 2017 earnings per share were $0.98. Second quarter 2017 adjusted diluted earnings per share were $1.01.

“We made progress in many areas of our business during the second quarter, including strong margin and earnings performance,” said Damien McDonald, Chief Executive Officer.  “We hired a new Chief Financial Officer and a new General Counsel, strengthening LivaNova's executive leadership team. In June, the U.S. FDA approved our VNS Therapy® device for use in patients as young as four years of age with partial onset seizures that are refractory to antiepileptic medications. This makes VNS Therapy the first and only device approved by the FDA for drug-resistant epilepsy for this pediatric population. This approval will allow us to reach a new patient pool and have a meaningful impact on their quality of life. We also advanced our efforts to integrate the Caisson acquisition, which is on schedule and going extremely well. These steps further enhance our competitive industry position, delivering both quality patient care and long-term shareholder value."

Second Quarter 2017 Results

Worldwide sales for the second quarter were $321.4 million, up 1.4 percent on a constant currency basis compared to the second quarter of 2016. The following table highlights worldwide sales for the second quarter of 2017 by Business Franchise:

$ in millions		% Change	Constant Currency % Change
Business Franchise / Product Line:	2016
Cardiopulmonary	$124.0	0.1%	1.4%
Heart Valves	37.1	(7.1%)	(5.7%)
Cardiac Surgery	161.1	(1.5%)	(0.2%)
Cardiac Rhythm Management	69.6	(5.8%)	(3.6%)
Neuromodulation	90.0	7.7%	8.3%
Other	0.4	—%	—%
Total Net Sales	$321.0	0.1%	1.4%

•	Numbers may not add up precisely due to rounding. Constant currency % change is considered a non-GAAP metric.

For discussion purposes, all sales growth rates below reflect comparable, constant currency growth. Constant currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.

Cardiac Surgery
Cardiac Surgery sales, which include cardiopulmonary products and heart valves, were $159 million, representing a 0.2 percent decrease versus the comparable period in 2016.

Sales in cardiopulmonary products were $124 million, representing a 1.4 percent increase versus the second quarter of 2016. This was primarily due to strength in our heart-lung machines as we were able to upgrade a significant number of customers from older machines to our current S5 device.

Heart valve sales, including tissue and mechanical heart valves, were $34 million, a decrease of 5.7 percent compared to the same period the previous year. Growth in tissue valves, driven by demand for the Perceval®

sutureless tissue valve in the U.S., was more than offset by softness in Europe and declines in mechanical heart valves globally.

Cardiac Rhythm Management (CRM)
CRM sales for the period totaled $66 million, a decrease of 3.6 percent as compared to the second quarter of 2016. Implantable Cardiac Defibrillators (ICDs) declined in the quarter due to a difficult year-over-year comparison, as the first half of 2016 marked the initial launch roll-out of the PLATINIUMTM ICD. This was partially offset by growth for PLATINIUMTM Cardiac Resynchronization Therapy devices (CRT-Ds) in Europe and continued demand for KORA 250TM pacemakers in Japan.

Neuromodulation
Neuromodulation sales were $97 million in the second quarter, representing an 8.3 percent increase versus the second quarter of 2016. The AspireSR generator continued to perform well across all geographies, with strong demand and new patient growth.

Financial Performance
On a U.S. GAAP basis, second quarter 2017 income from operations was $31 million. Adjusted income from operations for the second quarter of 2017 was $70 million, an increase of 11.9 percent as compared to the second quarter of 2016, primarily driven by favorable product mix and lower operating expenses.

2017 Guidance
On May 2, 2017 LivaNova announced the acquisition of Caisson Interventional, LLC (Caisson), in support of LivaNova’s strategic growth initiatives. As a result, certain guidance for full-year 2017 was revised at that time.

LivaNova reiterates that worldwide net sales for full-year 2017 will remain between 1 and 3 percent growth on a constant-currency basis, and adjusted diluted earnings per share for 2017 will remain in the range of $3.10 to $3.30. The Company reiterates that adjusted cash flow from operations, excluding integration, restructuring and 3T remediation payments, will remain in the range of $170 to $190 million in 2017.

Webcast and Conference Call Instructions
The Company will host a live audio webcast for interested parties commencing at 8 a.m. Central time (9 a.m. Eastern time, 2 p.m. UK time) on Wednesday, August 9th that will be accessible through the Investor Relations section of the LivaNova corporate website at www.LivaNova.com. To listen to the conference call live by telephone, dial (844) 239-5285 (if dialing from within the U.S.) or (512) 961-6524 (if dialing from outside the U.S.). The conference ID is 43632735.

Within 24 hours of the webcast, a replay will be available under the "News & Events / Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to improve the lives of patients around the world. LivaNova’s advanced technologies and breakthrough treatments provide meaningful solutions for the benefit of patients, healthcare professionals and healthcare systems. Headquartered in London and with a presence in more than 100 countries worldwide, the company employs more than 4,500 employees. LivaNova operates as three business franchises: Cardiac Surgery, Neuromodulation and Cardiac Rhythm Management, with operating headquarters in Mirandola (Italy), Houston (U.S.A.) and Clamart (France), respectively.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with Generally Accepted Accounting Principles (GAAP). Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth. Management believes that referring to comparable, constant currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using average exchange rates in effect during the applicable prior year period.
Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-4 and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.

All information in this press release is as of the date of its release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release.

For more information, please visit www.livanova.com, or contact:
Investor Relations and Media
Karen King
Vice President, Investor Relations & Corporate Communications
Phone: +1 (281) 228-7262
Fax: +1 (281) 218-9332
e-mail: Corporate.Communications@LivaNova.com

LIVANOVA PLC
QUARTERLY SALES
(U.S. dollars in millions)

	Three Months Ended June 30,

	2017	2016	% Change at Actual Currency Rates	% Change at Constant Currency Rates
Cardio Pulmonary
US	$39.7	$39.2	1.2%	1.2%
Europe	34.0	34.9	(2.6%)	0.3%
Rest of World	50.5	49.9	1.2%	2.2%
Total	124.1	124.0	0.1%	1.4%

Heart Valve
US	6.2	7.1	(12.3%)	(12.3%)
Europe	10.7	12.5	(14.4%)	(11.6%)
Rest of World	17.6	17.5	0.1%	1.3%
Total	34.4	37.1	(7.1%)	(5.7%)

Cardiac Surgery
US	45.9	46.3	(0.8%)	(0.8%)
Europe	44.6	47.4	(5.7%)	(2.8%)
Rest of World	68.0	67.4	0.9%	2.0%
Total	158.6	161.1	(1.5%)	(0.2%)

CRM
US	2.2	2.3	(4.2%)	(4.2%)
Europe	50.9	54.4	(6.4%)	(4.0%)
Rest of World	12.4	12.9	(3.3%)	(1.4%)
Total	65.5	69.6	(5.8%)	(3.6%)

Neuromodulation
US	81.4	75.8	7.4%	7.4%
Europe	9.5	9.4	1.6%	7.0%
Rest of World	6.1	4.9	24.7%	25.4%
Total	97.0	90.0	7.7%	8.3%

Other
US	—	—	N/A	N/A
Europe	—	0.1	N/A	N/A
Rest of World	0.2	0.3	N/A	N/A
Total	0.2	0.4	N/A	N/A

Total
US	129.6	124.4	4.1%	4.1%
Europe	105.0	111.2	(5.5%)	(2.7%)
Rest of World	86.8	85.4	1.6%	2.7%
Total	$321.4	$321.0	0.1%	1.4%

* The sales results presented are unaudited. Numbers may not add up precisely due to rounding.

LIVANOVA PLC
SIX MONTH SALES
(U.S. dollars in millions)

	Six Months Ended June 30,

	2017	2016	% Change at Actual Currency Rates	% Change at Constant Currency Rates
Cardio Pulmonary
US	$71.9	$73.7	(2.4%)	(2.4%)
Europe	64.6	66.4	(2.7%)	1.1%
Rest of World	95.0	94.8	0.2%	0.0%
Total	231.4	234.9	(1.5%)	(0.5%)

Heart Valve
US	12.3	13.5	(9.3%)	(9.3%)
Europe	21.0	23.9	(11.9%)	(8.5%)
Rest of World	33.0	32.2	2.6%	2.9%
Total	66.3	69.6	(4.7%)	(3.4%)

Cardiac Surgery
US	84.2	87.2	(3.5%)	(3.5%)
Europe	85.6	90.2	(5.1%)	(1.5%)
Rest of World	128.0	127.0	0.8%	0.8%
Total	297.8	304.5	(2.2%)	(1.1%)

CRM
US	4.7	5.3	(11.7%)	(11.7%)
Europe	98.3	104.4	(5.8%)	(2.9%)
Rest of World	20.8	21.6	(3.7%)	(3.0%)
Total	123.8	131.3	(5.7%)	(3.3%)

Neuromodulation
US	155.1	146.0	6.2%	6.2%
Europe	17.4	15.7	11.0%	17.5%
Rest of World	11.7	9.6	20.9%	20.7%
Total	184.2	171.4	7.5%	8.0%

Other
US	—	—	N/A	N/A
Europe	—	0.2	N/A	N/A
Rest of World	0.7	0.7	N/A	N/A
Total	0.7	0.8	N/A	N/A

Total
US	243.9	238.5	2.2%	2.2%
Europe	201.4	210.5	(4.3%)	(0.8%)
Rest of World	161.2	159.0	1.4%	1.5%
Total	$606.5	$608.0	(0.3%)	1.0%

* The sales results presented are unaudited. Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (LOSS) - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended June 30,
	2017	2016	% Change

Net sales	$321.4	$321.0
Cost of sales	108.9	130.6
Product remediation	1.7	0.8
Gross Profit	210.8	189.6	11.2%

Operating expenses
Selling, general and administrative	120.4	120.7
Research and development	43.0	30.1
Merger and integration expense	3.5	6.2
Restructuring expense	1.1	4.2
Amortization of intangibles	11.7	6.3
Total operating expenses	179.7	167.6	7.2%

Income from operations	31.1	21.9	42.0%

Interest expense, net	(1.3)	(1.7)
Gain on acquisition of Caisson	39.4	—
Foreign exchange and other - gain (loss)	(3.0)	0.6
Income before income taxes	66.2	20.9	216.7%

Losses from equity method investments	(15.4)	(3.5)
Income tax expense (benefit)	3.3	8.4
Net income	$47.5	$9.0	427.8%

Earnings Per Common Share:
Basic	$0.99	$0.18
Diluted	$0.98	$0.18

Weighted Average Common Shares Outstanding
Basic	48.1	49.1
Diluted	48.3	49.2

Adjusted Gross Profit (1)	$214.0	$209.0	2.4%
Adjusted SG&A (1)	111.9	116.3	(3.8%)
Adjusted R&D (1)	31.7	30.0	5.7%
Adjusted Income from Operations (1)	70.3	62.8	11.9%
Adjusted Net Income (1)	48.8	43.0	13.5%
Adjusted Diluted Earnings Per Share (1)	$1.01	$0.87	16.1%

Statistics (as a % of net sales, except for income tax rate)
	GAAP Three Months Ended June 30,		Adjusted (1) Three Months Ended June 30,
	2017	2016	2017	2016
Gross Profit	65.6%	59.0%	66.6%	65.1%
SG&A	37.5%	37.6%	34.8%	36.2%
R&D	13.4%	9.4%	9.9%	9.3%
Income (loss) from Operations	9.7%	6.8%	21.9%	19.5%
Net (loss) Income	14.8%	2.8%	15.2%	13.4%
Income Tax Rate	5.0%	40.3%	22.8%	25.9%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.
*	Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (LOSS) - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Six Months Ended June 30,
	2017	2016	% Change

Net sales	$606.5	$608.0
Cost of sales	210.4	254.2
Product remediation	0.9	1.6
Gross Profit	395.2	352.2	12.2%

Operating expenses
Selling, general and administrative	232.8	236.5
Research and development	72.7	61.9
Merger and integration expense	5.7	13.0
Restructuring expense	11.3	32.8
Amortization of intangibles	23.1	22.2
Total operating expenses	345.5	366.4	(5.7%)

Income (loss) from operations	49.7	(14.2)	450.0%

Interest expense, net	(3.4)	(2.6)
Gain on acquisition of Caisson	39.4	—
Foreign exchange and other - gain (loss)	0.5	(1.2)
Income (loss) before income taxes	86.2	(18.0)	578.9%

Losses from equity method investments	(18.5)	(6.3)
Income tax expense	9.0	7.2
Net income (loss)	$58.8	($31.4)	287.3%

Earnings (Loss) Per Common Share:
Basic	$1.22	($0.64)
Diluted	$1.22	($0.64)

Weighted Average Common Shares Outstanding
Basic	48.1	49.0
Diluted	48.2	49.0

Adjusted Gross Profit (1)	$399.0	$394.1	1.2%
Adjusted SG&A (1)	218.7	226.5	(3.4%)
Adjusted R&D (1)	61.2	61.3	(0.2%)
Adjusted Income from Operations (1)	119.1	106.3	12.0%
Adjusted Net Income (1)	83.0	69.5	19.4%
Adjusted Diluted Earnings Per Share (1)	$1.72	$1.41	22.0%

Statistics (as a % of net sales, except for income tax rate)
	GAAP Six Months Ended June 30,		Adjusted (1) Six Months Ended June 30,
	2017	2016	2017	2016
Gross Profit	65.2%	57.9%	65.8%	64.8%
SG&A	38.4%	38.9%	36.1%	37.3%
R&D	12.0%	10.2%	10.1%	10.1%
Income (loss) from Operations	8.2%	(2.3%)	19.6%	17.5%
Net (loss) Income	9.7%	(5.2%)	13.7%	11.4%
Income Tax Rate	10.4%	(39.8%)	22.7%	26.8%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.
*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(U.S. dollars in millions, except per share amounts)

Three Months Ended June 30, 2017	Sales	Gross Profit	Income from Operations	Net Income	Diluted EPS
GAAP Financial Measures	$321.4	$210.8	$31.1	$47.5	$0.98
Specified Items
Merger and integration expenses (A)			2.5	2.0	0.04
Restructuring expenses (B)			1.1	0.3	0.01
Depreciation and amortization (C)		1.2	13.2	10.5	0.22
Product remediation (D)		1.7	1.7	1.2	0.02
Caisson acquisition (E)		0.2	12.1	(30.1)	(0.62)
Highlife impairment (F)				13.0	0.27
Other Income / (expenses) & litigations (G)			3.9	2.7	0.06
Equity compensation (H)		0.1	4.7	3.8	0.08
Certain tax adjustments (I)				(2.1)	(0.04)
Adjusted financial measures	$321.4	$214.0	$70.3	$48.8	$1.01

Adjusted financial measures
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to recent organizational changes
(C)	Includes depreciation and amortization associated with final purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Impact of Caisson related acquisition costs, including $10.9m related to R&D and $1.0m related to merger and integration costs
(F)	Impairment of investments and net receivables
(G)	Legal expense related to 3T Heater-Cooler defense and other matters
(H)	Includes $4.4m related to SG&A, $0.3m related to R&D, and less than $0.1m related to COGS
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions

Three Months Ended June 30, 2016	Sales	Gross Profit	Income from Operations	Net Income	Diluted EPS
GAAP Financial Measures	$321.0	$189.6	$21.9	$9.0	$0.18
Specified Items
Merger and integration expenses (A)			6.2	5.2	0.11
Restructuring expenses (B)			4.2	3.7	0.07
Depreciation and amortization (C)		4.6	10.9	8.7	0.18
Product remediation (D)		0.8	0.8	0.6	0.01
Other Income / (expenses) & litigations (E)			0.7	(0.8)	(0.02)
Impact of inventory step-up (F)		13.7	13.7	9.4	0.19
Equity compensation (G)		0.3	4.2	3.5	0.07
Certain tax adjustments (H)				3.8	0.08
Adjusted financial measures	$321.0	$209.0	$62.8	$43.0	$0.87

GAAP results for the three months ended June 30, 2016 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to our legacy companies
(C)	Includes depreciation and amortization associated with final purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Includes a $4.7m reimbursement of damages related to 2012 earthquake in Mirandola (Italy), a $ 5.0 million write-off of receivables from Greek distributors and other minor litigations
(F)	Includes amortization of inventory step-up associated with final purchase price accounting
(G)	Includes $3.6m related to SG&A, $0.3m related to R&D, and less than $0.3m related to COGS
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions

* Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(U.S. dollars in millions, except per share amounts)

Six Months Ended June 30, 2017	Sales	Gross Profit	Income from Operations	Net Income	Diluted EPS
GAAP Financial Measures	$606.5	$395.2	$49.7	$58.8	$1.22
Specified Items
Merger and integration expenses (A)			4.8	3.6	0.07
Restructuring expenses (B)			11.3	9.1	0.19
Depreciations and amortization (C)		2.6	26.4	19.8	0.41
Product remediation (D)		0.9	0.9	0.7	0.01
Caisson acquisition (E)		0.2	12.1	(30.1)	(0.62)
Highlife impairment (F)				13.0	0.27
Other income / (expenses) & litigations (G)			5.5	0.5	0.01
Equity compensation (H)		0.1	8.6	7.1	0.15
Certain tax adjustments (I)				0.4	0.01
Adjusted financial measures	$606.5	$399.0	$119.1	$82.9	$1.72

GAAP results for the six months ended June 30, 2017 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to recent organizational changes and the shutdown of our CP plant in China
(C)	Includes depreciation and amortization associated with final purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Impact of Caisson related acquisition costs, including $10.9m related to R&D and $1.0m related to merger and integration costs
(F)	Impairment of investments and net receivables
(G)	Legal expense related to 3T Heater-Cooler defense and other matters
(H)	Includes $8.1m related to SG&A, $0.4m related to R&D, and $0.1m related to COGS
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions

Six Months Ended June 30, 2016	Sales	Gross Profit	Income from Operations	Net Income	Diluted EPS
GAAP Financial Measures	$608.0	$352.2	($14.2)	($31.4)	($0.64)
Specified Items
Merger and integration expenses (A)			13.0	11.1	0.23
Restructuring expenses (B)			32.8	30.5	0.62
Depreciation and amortization (C)		4.6	26.8	19.6	0.4
Product remediation (D)		1.6	1.6	1.0	0.02
Other income / (expenses) & litigations (E)			1.0	(0.40)	(0.010)
Impact of inventory step-up (F)		35.0	35.0	24.0	0.49
Equity compensation (G)		0.7	10.3	8.9	0.18
Certain tax adjustments (H)				6.2	0.13
Adjusted financial measures	$608.0	$394.1	$106.3	$69.5	$1.42

GAAP results for the six months ended June 30, 2016 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to our legacy companies
(C)	Includes depreciation and amortization associated with final purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Includes a $4.7m reimbursement of damages related to 2012 earthquake in Mirandola (Italy), a $ 5.0 million write-off of receivables from Greek distributors and other minor litigations
(F)	Includes amortization of inventory step-up associated with final purchase price accounting
(G)	Includes $9.0 m related to SG&A, $0.6m related to R&D, and less than $0.7m related to COGS
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions

*	Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. dollars in millions)

	June 30, 2017	December 31, 2016
ASSETS	(Unaudited)

Current Assets:
Cash and cash equivalents	$42.7	$39.8
Accounts receivable, net	305.4	275.7
Inventories	204.7	183.5
Prepaid and refundable taxes	55.6	60.6
Assets held for sale	13.9	4.5
Prepaid expenses and other current assets	49.2	56.0
Total Current Assets	671.4	620.1
Property, plant and equipment, net	211.2	223.8
Goodwill	763.5	691.7
Intangible assets, net	713.2	609.2
Investments	41.0	61.1
Deferred tax assets, net	12.0	6.0
Other assets	121.4	130.7
Total Assets	$2,533.7	$2,342.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current debt obligations	$55.8	$47.6
Accounts payable	105.1	93.0
Accrued liabilities	90.0	75.6
Taxes payable	22.7	22.3
Accrued employee compensation and related benefits liability	68.9	78.3
Total Current Liabilities	342.4	316.8
Long-term debt obligations	69.7	75.2
Deferred income taxes liability	169.2	172.5
Long-term employee compensation and related benefits liability	33.1	31.4
Other long-term liabilities	75.7	39.8
Total Liabilities	$690.2	$635.7
Total Stockholders’ Equity	1,843.5	1,706.9
Total Liabilities and Stockholders’ Equity	$2,533.7	$2,342.6

* Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW - UNAUDITED
(U.S. dollars in millions)
	Six Months Ended June 30,
	2017	2016
Cash Flows from Operating Activities:
Net Income (loss)	$58.8	($31.4)
Non-cash items included in net income (loss):
Depreciation	18.0	19.5
Amortization	23.1	22.2
Stock-based compensation	8.6	10.8
Amortization of income taxes from inter-company transfers	17.8	8.7
Deferred income tax benefit	(19.8)	(12.8)
Losses from equity method investments	18.5	6.3
Gain on acquisition of Caisson Interventional, LLC	(39.4)
Impairment of property, plant and equipment	4.6
Other	1.8	4.7
Changes in operating assets and liabilities:
Accounts receivable, net	(15.9)	(27.2)
Inventories	(6.9)	24.7
Other current and non-current assets	(13.9)	(15.0)
Restructuring reserve	(11.1)	16.8
Accounts payable and accrued current and non-current liabilities	(12.4)	(14.6)
Net cash provided by operating activities	$31.6	$12.6

Cash Flow from Investing Activities:
Purchases of Property, plan and equipment and other	(14.9)	(16.7)
Acquisition of Caisson Interventional, LLC, net of cash acquired	(14.2)
Proceeds from sale of cost method investment	3.2
Proceeds from asset sales	5.2
Purchase of short-term investments		(7.0)
Maturities of short-term investments		7.0
Other	(0.1)	0.6
	(20.9)	(16.0)
Cash Flow From Financing Activities:
Change in short term borrowing, net	(12.8)	(15.6)
Proceeds from short term borrowing (maturities greater than 90 days)	20.0
Repayment of long-term debt obligations	(11.3)	(11.1)
Loans to cost method and equity method investees	(6.8)	(3.8)
Proceeds from exercise of stock options and SARs	2.4	4.7
Repayment of trade receivable advances		(21.6)
Other	(1.7)	1.2
Net cash used in financing activities	(10.2)	(46.2)

Effect of exchange rate changes on cash and cash equivalents	2.4	0.9
Net increase (decrease) in cash and cash equivalents	2.9	(48.7)

Cash and cash equivalents at beginning of period	39.8	112.6
Cash and cash equivalents at end of period	$42.7	$63.9

* Numbers may not add up precisely due to rounding.